SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 14a-12

                               BALCHEM CORPORATION
                (Name of Registrant as Specified In Its Charter)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

     1)   Title of each class of securities to which transaction applies: N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: N/A
     2)   Form, Schedule or Registration Statement No.: N/A
     3)   Filing Party: N/A
     4)   Date Filed: N/A

                               BALCHEM CORPORATION
                               -------------------

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2005
                    ----------------------------------------

     TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BALCHEM CORPORATION will be held in the Board of Governors Room, 13th floor, the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, June 24, 2005 at 11:00 a.m. for the following purposes:

     1. To elect two Class 3 directors to the Board of Directors to serve until the annual meeting of Stockholders in 2008 and until their respective successors are elected and qualify.

     2. To approve an amendment to the Corporation's Restated Articles of Incorporation which increases the total number of shares of common stock which the Corporation has authority to issue from ten million (10,000,000) shares of common stock to twenty-five million (25,000,000) shares.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Information with respect to the above matters is set forth in the Proxy Statement, which accompanies this Notice.

     Only stockholders of record on April 8, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     We hope that all stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Dino A. Rossi

                                        Dino A. Rossi, President & CEO
Dated:  April 29, 2005
       --------------------

P.O. Box 600, New Hampton,  New York 10958 Tel:  845-326-5600 Fax:  845-326-5702
                                www.balchem.com
                                ---------------

                                 PROXY STATEMENT

                               BALCHEM CORPORATION


                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Balchem Corporation (the "Company") for the 2005 Annual Meeting of Stockholders (sometimes referred to herein as the "Annual Meeting" or as the "Meeting"). This Proxy Statement and a proxy card are expected to be mailed to stockholders beginning on or about April 29, 2005.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company in writing prior to the Annual Meeting of such revocation. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, telefax or in person. All expenses incurred in connection with this solicitation will be borne by the Company.

                                  PROPOSAL NO.1
                              ELECTION OF DIRECTORS

     Effective as of the Annual Meeting, the Company's By-laws will provide for a staggered term Board of Directors consisting of six (6) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3). The term of the two current Class 3 directors who are nominated for election as directors will expire at the Annual Meeting. One current Class 3 director, Francis X. McDermott, will retire effective on the date of the Annual Meeting and the number of Class 3 directors authorized by the Company's By-laws will be reduced to two (2), effective on the date of the Annual Meeting. The Class 1 and Class 2 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2007 and 2006, respectively.

     Accordingly, at the 2005 Annual Meeting, two Class 3 directors are to be elected to hold office until the annual meeting of stockholders to be held in 2008 and until their successors have been elected and qualify. The nominees listed below with brief biographies are currently directors of the Company. The Board is not aware of any reason why any such nominee may be unable to serve as a director. If either or both of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend.

Vote Required to Elect Directors

     Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company's nominees for director.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval.

     A Director nominee must receive a plurality of the votes cast at the Meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors.

     All shares represented by duly executed proxies will be voted For the election of the nominees named in this Proxy Statement as directors unless authority to vote For any such nominee has been withheld. If for any reason any
                  ---
such named nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company's Board of Directors.

Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of Directors of the Company recommends a vote For the election of Hoyt Ammidon, Jr. and Dr. John Y. Televantos as Class 3 directors to hold office until the Annual Meeting of Stockholders for the Year 2008 and until their successors are elected and qualify. Proxies received by the Company will be so voted unless such proxies withhold authority to vote for such nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Director

     Hoyt Ammidon, Jr., age 67, has been a director of the Company since October 2001. Mr. Ammidon served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries, from November 1994 to January 2004 and has been an advisory director thereof since January 2004. Prior thereto, he held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. Mr. Ammidon is currently a Director of Tetra Technologies, Inc. a publicly traded company.

     Dr. John Y. Televantos, age 52, joined Hercules in April 2002 as President of the Aqualon Division and Vice President of Hercules. He had been President and Chief Executive Officer, and prior to that Chief Operating Officer, of Foamex International during the period from June 1999 through December 2001. Prior to that, he was Vice President, Development Businesses and Research at Lyondel Chemical Company since 1998. Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom. He was appointed as a director of the Company in February 2005. He also has been on several public and private company Boards and is affiliated with other key industry-related groups.

Directors

     In addition to Hoyt Ammidon, Jr. and John Y. Televantos, the Company's Board of Directors includes the following members:

     Francis X. McDermott, age 71, has been a director of the Company since 1992. Mr. McDermott is retired. He was President of the Specialty Chemicals Group of Merck & Co., Inc. from 1985 through 1992. Mr. McDermott will retire effective on the date of the Annual Meeting.

     Edward L. McMillan, age 59, has been a director of the Company since February 2003. Mr. McMillan owns and manages McMillan, LLC, a transaction-consulting firm that provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to the food and agribusiness industry sectors. From 1988 to 1996, he was President and CEO of Purina Mills, Inc., where he was involved for approximately 25 years in various senior level positions in marketing, strategic planning, and business segment management. Since June 2004, he has been a director of The RiceX Company, a publicly traded company.

     Kenneth P. Mitchell, age 65, has been a director of the Company since 1993. Mr. Mitchell is retired. He was Chief Executive Officer of Oakite Products Inc. from 1986 to 1993. Since February 1997, he has been a director of Tetra Technologies, Inc., a publicly traded company.

     Dino A. Rossi, age 50, has been a director of the Company since 1997. Mr. Rossi has been President and Chief Executive Officer of the Company since October 1997, Chief Financial Officer of the Company from April 1996 to January 2004 and Treasurer of the Company from June 1996 to June 2003. He was Vice President, Finance and Administration of Norit Americas Inc., a wholly-owned subsidiary of Norit N.V., a chemicals company, from January 1994 to February 1996, and Vice President, Finance and Administration of Oakite Products Inc., a specialty chemicals company, from 1987 to 1993.

     Dr. Elaine R. Wedral, age 61, has been a director since October 2003. Ms. Wedral has held various executive level positions within Nestle over the last 20 years and is currently the President of Nestle's Research and Development, Food Service Systems, worldwide, a position she has held since 1988. Ms. Wedral's career has concentrated in research and development in the areas of food nutrition, development and commercialization of food and beverage products.

     Mr. Ammidon is a Class 3 director whose current term expires in connection with the 2005 Annual Meeting and is a nominee for election for a term expiring at the 2008 annual meeting. Dr. Televantos was appointed to the Board of Director as a Class 3 director on February 21, 2005 and is a nominee for election as a Class 3 director for a term expiring at the 2008 annual meeting. Mr. McDermott is retiring effective on the date of the Annual Meeting. Messrs. Mitchell and McMillan are Class 2 directors whose current terms expire in connection with the 2006 annual meeting. Mr. Rossi and Ms. Wedral are Class 1 Directors whose current terms expire in connection with the 2007 annual meeting. There are no family relationships between any of the directors or executive officers of the Company.

Executive Officers

     Set forth below is certain information concerning the executive officers of the Company (other than Mr. Rossi, whose background is described above under the caption "Directors"), which officers serve at the discretion of the Board of
Directors:

     Francis J. Fitzpatrick, CPA, age 44, has been the Chief Financial Officer of the Company since January 2004 and Treasurer of the Company since June 2003, and was Controller of the Company from April 1997 to January 2004. He has been an executive officer and Assistant Secretary of the Company since June 1998. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

     David F. Ludwig, age 47, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000. He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999. From 1986 to 1997 he held various international and domestic sales and marketing positions with Engelhard Corporation's Pigments and Additives Division.

     Robert T. Miniger, age 51, has been Vice President, Human Resources since April 2001 and an executive officer of the Company since June 2003. He was the Global Director of Human Resources for the Industrial Coatings Strategic Business Unit of PPG Industries Inc. from 1995 to 2000. From 1980 to 1995, he held several human resource positions within PPG including glass manufacturing and corporate office assignments.

          -------------------------------------------------------------

Director Independence, Meetings and Compensation of Directors

     The Board of Directors has made an affirmative determination that each of the Company's directors, other than Mr. Rossi, are independent as such term is defined under the listing standards of the American Stock Exchange ("AMEX").

     During fiscal 2004, the Board of Directors met 5 times. Each director attended at least 75% of the meetings of the Board held when he or she was a director and of all meetings of those Committees of the Board on which he or she served.

     The Company has adopted a policy to strongly encourage directors to attend each annual meeting of stockholders. Historically attendance has been excellent. All directors were in attendance at the Company's 2004 annual meeting of stockholders.

     For 2004, the Company paid each of its directors, other than Mr. Rossi, an annual fee of $12,000, and $3,600 for each Board meeting attended. For fiscal 2004, the Company also paid to each of its directors serving on Committees the following fees, plus expenses, for each Committee meeting attended: Chairman of the Audit Committee, $2,000; Chairman of all other Committees, $1,500; all other Committee members, $1,000.

     The Board of Directors has approved, commencing in 2005, that the Company pay to each of the directors, other than Mr. Rossi, an annual fee of $13,000, and $4,000 for each Board meeting attended. Commencing in 2005, the Company will also pay to each of its directors serving on Committees the following fees, plus expenses, for each Committee meeting attended: Chairman of the Audit Committee, $2,500; Chairman of the Compensation Committee, $2,000; Chairman of all other Committees, $1,500; all other Committee members, $1,000.

     In February 2005, each director, except for Dr. Televantos, also received, in respect of service for the 2004 year, non-qualified stock options to purchase 9,922 shares of the Company's Common Stock (at an exercise price of $24.70 per share), which numbers of shares were determined in accordance with the following earnings-based formula consistent with the formula originally set forth in the Company's 1994 Stock Option Plan for Directors referred to below under "Stock Plans". The formula is as follows: each director was granted options to purchase that number of shares of Common Stock which is equal to the maximum number of shares for which options were granted in 1996 (i.e., after adjustment for the December 2004 three-for-two stock split effected by means of a stock dividend, 2,382) multiplied by the quotient obtained by dividing (i) the net earnings after taxes of the Company for the year then ended by (ii) the net earnings after taxes of the Company for 1996, rounded to the nearest whole number of shares. Dr. Televantos was granted options to purchase 2,000 shares of the Company's Common Stock (at an exercise price of $22.87 per share) upon his acceptance of his appointment to the Board on February 21, 2005. See "Stock Plans" below.

     The Company does not pay any other direct or indirect compensation to directors in their capacity as such.

Committees of the Board of Directors

     The Company's Board of Directors has a standing Audit Committee and a standing Compensation Committee, as well as an Executive Committee and a Directors Planning Committee. The Board of Directors does not have a standing Nominating Committee. See the discussion below under "Nomination Process". The Board of Directors appoints the members of each Committee. In 2004, the Director Planning and Compensation Committees each held two meetings. The Audit Committee held five meetings in 2004. Mr. Rossi is an ex-officio, nonvoting, member of all Committees.

     Audit Committee. The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for appointing, compensating and overseeing the work of the accounting firm retained for the purposes of preparing or issuing audit reports or related work. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting, internal controls and procedures and audit functions. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section of this Proxy Statement entitled "Audit Committee Report."

     The current members of the Audit Committee are Messrs. Ammidon, McMillan, and Mitchell.

     The Board of Directors of the Company has determined that the Audit Committee Chairman, Mr. Ammidon, qualifies as an "audit committee financial expert", and that all members of the Audit Committee are "independent", under the AMEX corporate governance rules. The Board of Directors of the Company has adopted a written charter for the Audit Committee, and a copy is attached as Exhibit A to this Proxy Statement.

     Compensation Committee. The duties of the Compensation Committee are to (i) recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and other senior officers of the Company, for approval by the full Board of Directors, (ii) prepare an Annual Report of the Compensation Committee for inclusion in the Company's Proxy Statement as contemplated by the requirements of Schedule 14A of the Securities Exchange Act of 1934, as amended, (iii) propose to the full Board of Directors the compensation of directors, a significant part of which compensation is to be in the form of stock or stock options, and (iv) to administer the Company's 1999 Stock Plan.

     The current members of the Compensation Committee are Messrs. McDermott, McMillan, and Mitchell, each of whom are independent directors.

     See "Report of the Compensation Committee of the Board of Directors" below.

     Executive Committee. This Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for the recruitment, evaluation and selection of suitable candidates for the position of Chief Executive Officer ("CEO"), for approval by the full Board, for the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO, and for reviewing the CEO's plan of succession for officers of the Company.

     The current members of the Executive Committee are Messrs. Ammidon, McDermott, McMillan and Mitchell, and Ms. Wedral.

     Directors Planning Committee. The duties of this Committee include to (i) recruit and evaluate new candidates for possible nomination by the full Board for election as directors, (ii) prepare and update an orientation program for new directors, (iii) evaluate the performance of current directors in connection with the expiration of their term in office, and provide advice to the full Board in its determination of whether to nominate any such director for reelection, and (v) review and recommend policies on director retirement age. This Committee does not act as a nominating committee with respect to the Board of Directors or the Committees thereof.

     The current members of the Directors Planning Committee are Messrs. Ammidon, McDermott and Mitchell and Ms. Wedral.

Nomination Process

     The Board of Directors of the Company does not have a standing nominating committee. The full Board of Directors performs the functions of a nominating committee. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has as a practical matter acted by consensus in regard to nominees.

     In selecting candidates for nomination at the annual meeting of the Company's stockholders, the Board begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Company believes that the continuing service of qualified incumbents promotes stability and continuity of the Board, which provides the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, the process for identifying nominees reflects the Company's practice of re-nominating incumbent directors who continue to satisfy the Company's criteria for membership on the Board, whom the Board believes will continue to make contributions to the Board and who consent to continue their service on the Board.

     If there are Board positions for which the Board will not be nominating an incumbent, the Board may solicit recommendations for nominees from persons whom the Board believes are likely to be familiar with qualified candidates, including members of the Board and senior management.

     In considering an incumbent director whose term of office is to expire, the Board of Directors reviews the director's overall service during the person's term, the number of meetings attended, level of participation and quality of performance.

     The Board has recently adopted guidelines for identifying or evaluating nominees for director, including incumbent directors and nominees recommended by stockholders. The Company's current policy is to require that a majority of the Board of Directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert. In addition, directors may not serve on the boards of more than three other public companies, without the approval of the Board of Directors; and directors must satisfy the Company's age limit policy for directors which requires that that a director retire at the conclusion of his or her term or calendar year during wherein he or she reaches the age of 70. The guidelines do not otherwise establish specific minimum qualifications that must be met for nomination for a position on the Board of Directors, but provide for the selection of nominees based on the nominees' skills, achievements and experience, and contemplate that the following will be considered, among other things, in selecting nominees: knowledge, experience and skills in areas critical to understanding the Company and its business, personal characteristics, such as integrity and judgment, and the candidate's commitment to the boards of other companies.

     The Company has in the past and may in the future engage a professional search firm to locate nominees for the position of director of the Company. The selection of a nominee by the Board of Directors requires a majority vote of the Company's independent directors.

     If the procedures outlined below are followed and the Board has not determined to nominate an incumbent director, then the Board will consider, or will refer to its Director Planning Committee for consideration, director candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group hold 5% or more of the Company's common stock and have continued to do so for over one year will be considered substantial, long-term stockholders. The Board generally will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Board may consider, as one of the factors in its evaluation of a stockholder recommended candidate, the number of shares of capital stock of the Company owned and the length of time such shares have been owned by the recommending stockholder or stockholder group. To recommend a candidate, a stockholder must send the candidate's name, age, credentials (including principal occupation and employment) and contact information, and the candidate's consent to be considered and to serve as a director if elected, to the Director Planning Committee Chairman in care of the Company at its principal executive office address. The stockholder must also provide such stockholder's contact information, a description of the stockholder's relationship with the candidate, a statement as to the number of shares of capital stock of the Company owned by the stockholder and the length of time such shares have been owned, a statement as to the number of shares of common stock owned by the proposed candidate and any other stockholders known by such stockholder to be supporting such candidate as of the date of the notice, and such other information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

     In order to be considered for the next upcoming annual meeting of stockholders, stockholder recommendations for nomination by the Board of Directors must be received at least 120 calendar days before the anniversary date of the Company's proxy statement for the previous year's annual meeting.

     Each of the two Class 3 director nominees has been unanimously approved by the independent directors on the Board. Mr. Ammidon is an incumbent director. Dr. Televantos was appointed to the Board of Directors in February 2005 and was originally recommended to the President of the Company by an independent third party search firm that was retained to assist the Company in identifying potential director candidates.

Communicating With the Board of Directors

     Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Chief Financial Officer with a request to forward the communication to the intended recipient. In the alternative, stockholders can direct correspondence to the Board to the attention of the Chief Executive Officer, or to the attention of the Chairman of the Audit Committee, in care of the Company at the Company's principal executive office address. The Company will periodically forward such communications, unless of an obviously inappropriate nature, to the intended recipient.

Code of Business Conduct and Ethics

     The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's chief executive officer and senior financial officer. The Code requires that any waiver of any provision in the Code in favor of members of the Board or in favor of executive officers, principal financial or accounting officers, or the controller (or persons performing similar functions) may be made only by the Board. Any such waiver will be publicly disclosed in a Current Report on Form 8-K. A copy of the Code of Ethics was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     The Company has also adopted a Business Ethics Policy applicable to its employees and a further Policy Statement which confirms that, as and when appropriate, the Business Ethics Policy and the Code of Ethics for Senior Financial Officers are applicable to the Company's directors and officers. Under applicable AMEX rules, any waiver of these applicable requirements for a director or executive officer of the Company is to be publicly disclosed in a

Current Report on Form 8-K within five (5) days. This Business Ethics Policy and further Policy Statement is available on the Company's website.


Compensation of Executive Officers

     The following table sets forth information concerning the compensation for services to the Company during each of the fiscal years ended December 31, 2004, 2003, and 2002, for Dino A. Rossi, the Company's President and Chief Executive Officer, and each other executive officer of the Company whose annual salary and bonus compensation with respect to the 2004 calendar year exceeded $100,000 (the "Named Executive Officers"):


                                   SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                                               Compensation
                                            Annual Compensation                Awards
                                    ---------------------------------------    ------------ ------------
                                                                               Securities
                                                              Other Annual     Underlying   All Other
Name                       Year      Salary        Bonus      Compensation     Options      Compensation
--------------------------------------------------------------------------------------------------------
Dino A. Rossi              2004     $285,000     $206,336     $  6,075  (1)      33,000     $ 13,412  (4)
   President and CEO       2003     $268,923     $      0     $  5,074  (2)      30,000     $ 12,830  (5)
                           2002     $230,000     $229,500     $  3,370  (3)      30,000     $ 12,420  (6)

Francis J. Fitzpatrick     2004     $155,000     $ 62,711     $  7,431  (7)      27,000     $ 10,316 (10)
    Chief Financial        2003     $126,438     $      0     $  6,000  (8)      22,500     $ 10,118 (11)
    Officer                2002     $108,769     $ 54,172     $  6,000  (9)      18,000     $ 10,245 (12)

David F. Ludwig            2004     $175,615     $ 58,850     $  4,486 (13)      22,500     $ 11,828 (16)
    Vice President/GM      2003     $157,615     $ 50,000     $  4,332 (14)      18,000     $ 11,300 (17)
    Specialty Products     2002     $147,000     $ 63,798     $  4,184 (15)      13,500     $ 10,418 (18)

Robert T. Miniger          2004     $144,808     $ 39,785     $  6,231 (19)       9,000     $  9,562 (22)
    Vice President         2003     $128,942     $      0     $  6,000 (20)       7,500     $ 10,051 (23)
    Human Resources        2002     $117,307     $ 30,000     $  6,000 (21)       6,000     $ 10,159 (24)


----------

(1)  Includes $6,075 in automobile lease payments made by the Company.
(2)  Includes $5,074 in automobile lease payments made by the Company.
(3)  Includes $3,370 in automobile lease payments made by the Company.
(4) Includes $1,584 in life/disability insurance premium payments and $4,550 in 401(k) and $7,278 in profit sharing contributions under the Company's combined 401(k)/profit sharing plan.
(5) Includes $1,530 in life/disability insurance premium payments and $4,200 in 401(k) and $7,100 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(6) Includes 1,470 in life/disability insurance premium payments and $3,850 in 401(k) and $7,100 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(7)  Includes $7,431 in automobile allowance payments by the Company.
(8)  Includes $6,000 in automobile allowance payments by the Company.
(9)  Includes $6,000 in automobile allowance payments by the Company.

(10) Includes $4,550 in 401(k) and $5,766 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(11) Includes $4,200 in 401(k) and $5,918 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(12) Includes $3,850 in 401(k) and $6,395 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(13) Includes $4,486 in automobile lease payments made by the Company.
(14) Includes $4,332 in automobile lease payments made by the Company.
(15) Includes $4,184 in automobile lease payments made by the Company.
(16) Includes $4,550 in 401(k) and $7,278 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(17) Includes $4,200 in 401(k) and $7,100 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(18) Includes $3,850 in 401(k) and $6,568 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(19) Includes $6,231 in automobile allowance payments made by the Company.
(20) Includes $6,000 in automobile allowance payments made by the Company.
(21) Includes $6,000 in automobile allowance payments made by the Company.
(22) Includes $4,200 in 401(k) and $5,362 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan.
(23) Includes $4,200 in 401(k) and $5,851 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan.
(24) Includes $5,442 in profit sharing contributions made by the Company to Mr. Miniger's account under the Company's combined 401(k)/profit sharing plan and $4,717 in relocation expenses.

Incentive Compensation Plan

     At the end of each calendar year, the Compensation Committee of the Board of Directors approves an Incentive Compensation Program for the succeeding calendar year (the "ICP"). The ICP provides for the awarding of bonus compensation to executive officers and certain other employees, based upon the level of achievement of specific goals established for the particular officer or employee, and for the weighting of those goals to determine the amount of the bonus. No bonuses are required to be paid under the ICP unless a specified minimum level of consolidated net income before interest and taxes ("NIBIT") is achieved. The Compensation Committee has established such minimum level of NIBIT for 2005 based upon the Company's estimated results of operations for the 2004 calendar year.

     Pursuant to the terms of the employment agreement between the Company and Dino A. Rossi, its President and Chief Executive Officer, Mr. Rossi is entitled to annual discretionary bonuses of up to 100% of his base salary, based upon the Company achieving operating and/or financial targets established by the Board of Directors or an authorized committee thereof. 50% of such bonus compensation is determined pursuant to the ICP. The Compensation Committee has established a minimum level of consolidated net income for the 2005 fiscal year to be achieved by the Company in order for Mr. Rossi to be entitled to the portion of such bonus compensation not covered by the ICP.

Stock Plans

     In 1999, the Company adopted the Balchem Corporation 1999 Stock Plan (the "1999 Stock Plan") for officers, directors, directors emeritus and employees of and consultants to the Company and its subsidiaries. The 1999 Stock Plan was approved by the Company's stockholders. Under the 1999 Stock Plan, the officers and other employees of the Company and any present or future parent or subsidiaries of the Company (collectively, "Related Companies") may be granted options to purchase Common Stock of the Company which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); directors, officers, employees and directors emeritus of and consultants to the Company and Related Companies may be granted options to purchase Common Stock which do not qualify as ISOs ("non-Qualified Option" or "Non-Qualified Options"); and directors, officers, employees, and directors emeritus of and consultants to the Company and Related Companies may be granted the right to make direct purchases of Common Stock from the Company ("Purchases").

     In April 2003, the Board of Directors of the Company adopted amendments to the 1999 Stock Plan, reflected in an Amended and Restated 1999 Stock Plan, which were subsequently approved by the stockholders of the Company at the Annual Meeting of Stockholders on June 20, 2003, and which amended the 1999 Stock Plan by: (i) increasing the number of shares of Common Stock reserved for issuance under the 1999 Stock Plan by 900,000 shares, to a total of 1,800,000 shares of Common Stock; and (ii) confirming the right of the Company to grant awards of Common Stock ("Awards") in addition to the other Stock Rights available under the 1999 Stock Plan, and providing certain language changes relating thereto. Both ISOs and Non-Qualified Options are referred to in this Proxy Statement individually as an "Option" and collectively as "Options." Options, Purchases and Awards are referred to in this Proxy Statement collectively as "Stock Rights."

     All share amounts described in this section and elsewhere in this Proxy Statement have been adjusted to give effect to the December 2004 three-for-two stock split effected by means of a stock dividend.

     The 1999 Stock Plan is administered by the Board of Directors of the Company or, if the Board of Directors so determines, the Compensation Committee thereof. Subject to the terms of the 1999 Stock Plan, the Board (or the Compensation Committee, as the case may be), has the authority to determine the persons to which Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable under Stock Rights. The exercise price per share specified in the agreement relating to each ISO granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO may not be less than 110% of the fair market value per share of Common Stock on the date of grant. In addition, each eligible employee may be granted ISOs only to the extent that, in the aggregate under the 1999 Stock Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of ISOs (whether under the 1999 Stock Plan or any other plan), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. The 1999 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee or the Board, but not more than ten years from its date of grant. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the ISO will expire no more than five years from its date of grant. In 2004, options to purchase an aggregate of 224,998 shares at a weighted average exercise price of $18.90 per share were granted under the 1999 Stock Plan. At December 31, 2004, options to purchase an aggregate of 677,568 shares were outstanding pursuant to the 1999 Stock Plan, of which options for an aggregate of 342,528 shares were then exercisable.

     The 1999 Stock Plan replaced the Company's 1994 Incentive Stock Option Plan, as amended (the "ISO Plan"), and its non-qualified 1994 Stock Option Plan for Directors, as amended (the "Non-Qualified Plan"), both of which expired on June 24, 1999. Unexercised options granted under the ISO Plan and the Non-Qualified Plan prior to such termination are exercisable in accordance with their respective terms until their respective expiration dates.

     The ISO Plan provided for the grant of ISO's to officers and other key employees. Such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. An aggregate of 871,875 shares of Common Stock had been reserved for issuance upon exercise of options granted under the ISO Plan. At December 31, 2004, options to purchase an aggregate of 105,528 shares were outstanding pursuant to the ISO Plan, all of which were then exercisable. Options granted under the ISO Plan may be exercised, upon and subject to the vesting thereof, in whole or part, at any time and from time to time, between the first and tenth anniversary of the date of grant.

     The ISO Plan also provided that if options granted to an employee permit the employee to purchase shares having an aggregate market value (determined at the time of grant) in excess of $100,000 in any year in which the option as it applies to such shares first becomes exercisable, then the portion of such options in excess of such $100,000 limitation will not be incentive stock options and will not be entitled to the favorable income tax treatment afforded to grantees of incentive stock options.

     The Non-Qualified Plan provided for the grant of stock options to directors, directors emeritus and other employees and consultants of the Company, which options do not qualify as incentive stock options, with options to non-employee directors and directors emeritus granted in accordance with the earnings based formula set forth in the Non-Qualified Plan. The option exercise price was the reported closing price per share of the Common Stock on the date of grant. Such options expire no later than ten years after the date of grant, subject to earlier termination in the event the grantee ceases to be a director, director emeritus or employee as the case may be. An aggregate of 1,017,000 shares of Common Stock had been reserved for issuance upon exercise of options granted under the Non-Qualified Plan. At December 31, 2004, options to purchase an aggregate of 6,750 shares were outstanding under the Non-Qualified Plan, all of which were then exercisable.

                  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted to the Named Executive Officers during 2004:

                                            Individual Grants
                             ----------------------------------------------
                             Number of
                             Shares     % of Total
                             Under-     Options
                             lying      Granted To     Exercise                Grant Date
                             Options    Employees        Price   Expiration    Present
Name                         Granted     In 2004       ($/Share)    Date       Value (1)
-----------------------------------------------------------------------------------------
Dino A. Rossi                33,000 (2)        18%     $ 19.73     9/16/14     $200,640
Francis J. Fitzpatrick       27,000 (3)        14%     $ 19.73     9/16/14     $164,160
David F. Ludwig              22,500 (4)        12%     $ 19.73     9/16/14     $136,800
Robert T. Miniger             9,000 (5)         5%     $ 19.73     9/16/14     $ 54,720


----------

(1) The value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: dividend yield of 0.40%; expected volatility of 27%; risk-free rate of return of 3.7% and expected life of five years.
(2) Of such options, options for 6,600 shares (20%), 13,200 shares (40%), and 13,200 shares (40%) vest on September 16, 2005, 2006, and 2007 respectively.
(3) Of such options, options for 5,400 shares (20%), 10,800 shares (40%), and 10,800 shares (40%) vest on September 16, 2005, 2006, and 2007 respectively.
(4) Of such options, options for 4,500 shares (20%), 9,000 shares (40%), and 9,000 (40%) vest on September 16, 2005, 2006, and 2007 respectively.
(5) Of such options, options for 1,800 shares (20%), 3,600 shares (40%), and 3,600 (40%) vest on September 16, 2005, 2006, and 2007 respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to option exercises during the year ended December 31, 2004 and the number and value of options outstanding at December 31, 2004 held by the Named Executive Officers:

                                                        Number of Shares
                                                        Underlying
                                                        Unexercised               Value of
                          Shares                        Options at                Unexercised
                          Acquired                      December 31,2004          In-the-Money
                          On              Value         Exercisable("E")/         Options at
Name                      Exercise       Realized       Unexcercisable("U")       December 31, 2004(1)
----                      --------       --------       -------------------       --------------------
Dino A. Rossi               41,100       $600,042      226,500(E)/69,000(U)     $2,162,845(E)/394,930(U)
Francis Fitzpatrick         13,875        172,678       40,050(E)/52,200(U)        411,002(E)/289,866(U)
David F. Ludwig             37,200        460,550       25,200(E)/42,300(U)        213,240(E)/232,155(U)
Robert T. Miniger                0              0       30,600(E)/17,400(U)        377,318(E)/ 96,622(U)


----------

(1) Value as of December 31, 2004 is based upon the closing price on that date as reported on the American Stock Exchange minus the exercise price, multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to shares of the Company's Common Stock that may be issued pursuant to Stock Rights granted under the 1999 Stock Plan as of December 31, 2004, and also includes shares of Common Stock issuable pursuant to outstanding options previously granted under the Company's ISO and Non-Qualified Plans which plans were replaced by the 1999 Stock Plan in 1999. These plans are the Company's only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of the Company's Common Stock may be allocated to, or purchased on behalf of, participants in the Company's 401(k)/Profit Sharing Plan (described below). Consistent with Securities and Exchange Commission regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company's 401(k)/Profit Sharing Plan has been omitted from the table below.

-----------------------------------------------------------------------------------
                             (a)                  (b)                   (c)

                                                                  Number of shares
                                                                     remaining
                                                                   available for
                        Number of shares    Weighted-average      future issuance
                       to be issued upon   exercise price per      under equity
                          exercise of          share of          compensation plans
                          outstanding         outstanding        (excluding shares
                       options, warrants    options, warrants      reflected in
Plan Category             and rights          and rights            column (a))
-----------------------------------------------------------------------------------
Equity
compensation plans         789,846               $13.96              722,185
approved by
security holders
-----------------------------------------------------------------------------------
Equity
compensation plans
not approved by
security holders              -                     -                   -
-----------------------------------------------------------------------------------
Total                      789,846               $13.96              722,185
-----------------------------------------------------------------------------------

401(k)/Profit Sharing Plan

     Effective January 1, 1998, the Company terminated its defined contribution pension plan and amended its 401(k) savings plan. Assets of the terminated defined contribution pension plan were merged into an enhanced 401(k)/profit sharing plan (the "New Plan"), intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees of the Company are eligible to participate in the New Plan once they attain age 18 and complete 60 days of continuous service with the Company. The New Plan provides that participating employees may make elective contributions of up to 15% of pre-tax salary, subject to ERISA limitations, and for the Company to make matching contributions on a monthly basis equal in value to 35% of each participant's elective contributions. Such matching contributions are made in shares of the Company's Common Stock. The profit-sharing portion of the New Plan is discretionary and non-contributory. Profit sharing contributions are restricted to employees who have completed 1,000 hours of service and are employed on the last day of a plan year. The Company contributes a minimum of 3.55% of an eligible participant's taxable compensation (subject to certain exclusions) unless the Company announces a different rate. Amounts in each participant's matching contribution and profit sharing accounts are not vested until such participant has two years of service, at which time 100% of such amounts vest. All amounts contributed to the New Plan are deposited into a trust fund administered by the plan trustee. Participants have the right to direct how their accounts are invested among a selection of mutual funds and/or selected trustee portfolios, and may transfer any portion of the matching contribution to other available investment choices. Up to 10% of participant elective contributions and Company profit sharing contributions may be invested at the participant's election in the Company's Common Stock. On retirement or termination of employment, participants are entitled to a distribution of all vested amounts and accrued income in their accounts.

     The Company provided for profit sharing contributions and matching 401(k) savings plan contributions of $301,000 and $257,000 in 2004, $307,000 and $273,000 in 2003 and $241,000 and $320,000 in 2002, respectively.

Employment Agreement

     As of January 1, 2001, the Company entered into an Employment Agreement with Dino A. Rossi (replacing his previous employment agreement), which provides for Mr. Rossi to serve as the Company's President and Chief Executive Officer. The Employment Agreement provides that following its initial term, which expired on December 31, 2001, its term is deemed to be automatically extended for successive one (1) year periods ending on each successive anniversary of December 31, 2001, unless either party gives written notice of termination to the other not less than sixty (60) days prior to the end of the then current extension period. The Employment Agreement provides for a base salary of $194,700, which is subject to annual increase if approved by the Board of Directors. Mr. Rossi is also eligible to receive a discretionary performance bonus (as determined by the Board of Directors) based on a target figure of up to 100% of annual salary, consistent with operating and/or other financial targets established by the Board of Directors, for each fiscal year during the term of the Employment Agreement. Mr. Rossi is entitled to the use of a car leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. The Employment Agreement provides that if the Company terminates his employment other than for cause (as defined) or in the event Mr. Rossi shall terminate his employment under certain limited circumstances effectively amounting to a constructive termination (as defined), he will be entitled to severance payments of 150% of his then current annual salary, and if such termination by the Company occurs within two years after a change of control event (as defined) involving the Company he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary. In the event of any termination by the Company entitling Mr. Rossi to severance payments, his theretofore granted but unvested options to purchase Common Stock of the Company would immediately vest and be exercisable in accordance with their terms. Mr. Rossi's entitlement to severance payments would be subject to reduction to the extent necessary to avoid such payments being considered an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code. During the period of Mr. Rossi's employment (or, in the case of a voluntary termination by Mr. Rossi or a termination of his employment by the Company for cause, the balance of the term of the Employment Agreement before giving effect to such termination) and for a period of one year thereafter, the Employment Agreement imposes on Mr. Rossi certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

Security Ownership of Certain Beneficial Owners and of Management

     The table below sets forth as of March 18, 2005 the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the Named Executive Officers who is currently an officer of the Company, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to, 5% or more of the outstanding shares of Common Stock known to the Company based upon filings with the Securities and Exchange Commission, and (iv) all directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group:

Name and Address of                                  Amount and Nature of         Percent of
Beneficial Owner                                     Beneficial Ownership (1)      Class (2)
----------------                                     -----------------------       ---------
Ashford Capital Management, Inc.(3)                         819,005                    10.7%
Segall, Bryand & Hamill(4)                                  449,546                     5.9%
Royce & Associates, LLC (5)                                 392,550                     5.2%
Dalton, Greiner, Hartman, Maher & Co(6)                     391,800                     5.1%
Dino A. Rossi(7)*                                           173,043                     2.3%
David F. Ludwig (8)*                                         64,781                       **
Frank Fitzpatrick (9)*                                       43,824                       **
Francis X. McDermott (10)*                                   35,806                       **
Robert T. Miniger (11)*                                      32,081                       **
Kenneth P. Mitchell (12)*                                    29,811                       **
Edward L. McMillan (13)*                                     18,813                       **
Hoyt Ammidon, Jr. (14)*                                      16,893                       **
Elaine R. Wedral (15)                                        13,165                       **
John Y. Televantos (16)                                       2,000                       **
All  directors and executive officers as
a group  (9persons) (17)                                    430,216                     5.6%


* Such person's address is c/o the Company, P.O. Box 600, New Hampton, New York 10958.
**   Indicates less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.
(3) Based upon information as of December 31, 2004 provided in a Schedule 13G/A for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G/A is P.O. Box 4172, Wilmington, DE 19807.
(4) Based upon information as of December 31, 2004 provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 10 S.Wacker Dr., Chicago, IL 60606.
(5) Based upon information as of January 21, 2005 Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 1414 Avenue of Americas, New York, NY 10019.
(6) Based upon information as of February 10, 2005 provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G/A is 565 Fifth Ave. Suite 2101, New York, NY 10017.
(7) Includes options to purchase 157,500 shares, 4,893 shares held in such person's Company 401(k)/profit sharing plan account, and 10,650 shares held individually.
(8) Includes options to purchase 25,200 shares, 2,381 shares held in such person's Company 401(k)/profit sharing plan account, and 37,200 shares held individually.
(9) Includes options to purchase 40,050 shares, 3,774 shares held in such person's Company 401(k)/profit sharing plan account.
(10) Includes options to purchase 9,922 shares and 25,884 shares held individually.
(11) Includes options to purchase 3,396 shares 1,481 shares held in such person's Company 401(k)/profit sharing plan account, and 27,204 shares held individually.
(12) Includes options to purchase 26,061 shares and 3,750 shared held individually.
(13) Includes   options  to   purchase   18,393   shares  and  420  shared  held
     individually.
(14) Includes options to purchase 16,893 shares.
(15) Includes options to purchase 13,165 shares.
(16) Includes options to purchase 2,000 shares.
(17) Includes options to purchase 312,580 shares, 12,528 shares in the accounts of four executive officers under the Company's 401(k)/profit sharing plan, and 105,108 shares held by individuals.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2004, its officers and directors and holders of more than 10% of the Company's

Common Stock complied with Section 16(a) filing date requirements with respect to transactions during such year.

Report of the Compensation Committee of the Board of Directors

     This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is currently comprised of three directors, Francis X. McDermott, Edward L. McMillan and Kenneth P. Mitchell. It is the responsibility of the Compensation Committee to recommend an effective total compensation program for the Company's Chief Executive Officer and other senior officers based on the Company's performance and consistent with stockholders' interests. The Committee's duties entail reviewing the Company's compensation practices and recommending compensation for such executives.

     Compensation Philosophy

     The Company's overall compensation philosophy has been to offer competitive salaries, cash incentives, stock options and benefit plans consistent with the Company's financial performance. Rewarding key employees who contribute to the continued success of the Company plus equity participation are key elements of the Company's compensation policy. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards to allow executives to participate in enhanced stockholder value.

     In awarding salary increases and bonuses, the Compensation Committee relates various elements of corporate performance to the elements of executive compensation. The Compensation Committee considered whether the compensation package as a whole adequately compensated the applicable executive for the Company's performance during the past year and the executive's contribution to such performance.

     Base Salary

     Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at reasonably competitive industry levels. Determinations of base salary levels are established based on an annual review of marketplace competitiveness and on the Company's existing compensation structure. Periodic increases in base salary relate to individual contributions to the Company's overall performance and industry competitive pay practices. In determining appropriate levels of base salary, the Compensation Committee relied in part on industry compensation surveys.

     Bonus

     Bonuses represent the variable component of the executive compensation program that is tied to individual achievement and the Company's performance. The Company's policy is to base a meaningful portion of its senior executives' cash compensation on bonus. In determining bonuses, the Company considers factors such as the individual's contribution to the Company's performance and the relative performance of the Company during the year.

     Stock Options

     The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives and key employees -- who have significant responsibility for the management, growth and future success of the Company -- with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. The goal of this approach is that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company have been granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. Grants of options have been based primarily on an employee's potential contribution to the Company's growth and financial results. Options generally have been granted at the prevailing market value of the Company's Common Stock and accordingly will only have value if the Company's stock price increases. With limited exceptions, grants of options to employees have provided for vesting over three years and the individual must be employed by the Company for such options to vest.

     2004 Compensation to Chief Executive Officer

     In reviewing and recommending Mr. Rossi's salary and bonus and in awarding him stock options for fiscal year 2004 and for his future services, the Compensation Committee followed its compensation philosophy. Mr. Rossi's employment agreement was amended and restated effective January 1, 2001 following the expiration of his previous employment agreement. Mr. Rossi's annual salary was $285,000 for 2004. For the 2004 fiscal year, Mr. Rossi was paid a cash bonus of 206,336. In 2004, Mr. Rossi was granted options under the Company's 1999 Stock Plan to purchase 33,000 shares of the Company's Common Stock at an exercise price of $19.73, the fair market value per share on the date of grant. The options will be exercisable in installments of 20%, 40% and 40% over three years on the first three anniversaries of the date of grant. The Compensation Committee recommended and the Board of Directors approved Mr. Rossi's employment agreement and the above-described option grant to secure the long-term services of the Company's Chief Executive Officer and to further align the Chief Executive Officer's compensation with stockholder interests.


                                          Francis X. McDermott
                                          Edward L. McMillan
                                          Kenneth P. Mitchell

                                          being the members of the Compensation
                                          Committee of the Board of Directors


Compensation Committee Interlocks and Insider Participation

     Messrs. McDermott, McMillan and Mitchell, each of whom is a director of the Company, served as the members of the Compensation Committee during 2004. None of Mr. McDermott, Mr. McMillan or Mr. Mitchell (i) was, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, which has not been disclosed.

                             STOCK PERFORMANCE GRAPH

     The graph below sets forth the cumulative total stockholder return on the Company's Common Stock (referred to in the table as "BCP") for the five years ended December 31, 2004, the overall stock market return during such period for shares comprising the Russell 2000(R) Index (which the Company believes includes companies with market capitalization similar to that of the Company), and the overall stock market return during such period for shares comprising the Standard & Poor's 500 Food Group Index, in each case assuming a comparable initial investment of $100 on December 31, 1999 and the subsequent reinvestment of dividends. The Russell 2000(R) Index measures the performance of the shares of the 2000 smallest companies included in the Russell 3000(R) Index. In light of the Company's industry segments, the Company does not believe that published industry-specific indices are necessarily representative of stocks comparable to the Company. Nevertheless, the Company considers the Standard & Poor's 500 Food Group Index to be potentially useful as a peer group index with respect to the Company in light of the Company's encapsulated / nutritional products segment. The performance of the Company's Common Stock shown on the graph below is historical only and not indicative of future performance.

     The graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              Russell          S&P Food
                 BCP       2000(R) Index     Group Index
               -----------------------------------------
12/31/99       $100.00           $100.00         $100.00
12/31/00       $165.63            $96.98         $126.61
12/31/01       $266.88            $99.39         $129.16
12/31/02       $303.75            $79.03         $132.84
12/31/03       $285.00           $116.38         $115.58
12/31/04       $433.63           $137.71         $134.28



               Stock Price       Value           Value
               -----------------------------------------
12/31/99             $5.33     $1,953.31        185.1459
12/31/00             $8.83     $1,894.30        234.4207
12/31/01            $14.23     $1,941.39        239.1297
12/31/02            $16.20     $1,543.73        245.9495
12/31/03            $15.20     $2,273.20        213.9892
12/31/04            $23.13     $2,689.86        248.6118

                                  PROPOSAL NO.2

                            APPROVAL OF AMENDMENT TO
              THE CORPORATION'S RESTATED ARTICLES OF INCORPORATION

     On February 10, 2005, the Board of Directors adopted a resolution to amend, and is recommending that the shareholders approve an amendment to, article FOURTH of the Company's Restated Articles of Incorporation (the "Charter" or "Articles of Incorporation") to increase the total number of shares of Common Stock that the Company is authorized to issue from ten million (10,000,000) shares to twenty-five million (25,000,000) and to increase the total number of shares of the Company's capital stock from twelve million (12,000,000) to twenty-seven million (27,000,000) shares to reflect the increase in the authorized Common Stock (the "Amendment"). The Company also is authorized to issue 2,000,000 shares of Preferred Stock, par value $25.00 per share, and the proposed amendment will not affect this authorization.

     If the amendment to the Articles of Incorporation is approved by the stockholders, the Company will promptly file Articles of Amendment with the Maryland Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Articles of Amendment is accepted for filing by the Maryland Secretary of State.

Amendment

     The Amendment to the Company's Articles of Incorporation approved by the Board of Directors on February 10, 2005 and to be voted on at the Meeting is set forth on Exhibit B hereto.

     The Company's Articles of Incorporation currently authorizes the issuance of twelve million (12,000,000) shares of capital stock. Ten million (10,000,000) shares of which are designated as Common Stock, par value $.06 2/3 per share, and two million (2,000,000) shares of which have been designated as Preferred Stock, par value of $25.00 per share.

     As of March 18, 2005, there were 7,680,399 shares of Common Stock outstanding. Balchem has never issued any shares of Preferred Stock. In addition, approximately 1,720,000 shares of Common Stock have been reserved for future issuance under the 1999 Stock Plan and the stock option plans which preceded the 1999 Stock Plan whether by outstanding options or by reason of future grants or awards.

     The Company has also historically made matching contributions under its 401(k)/Profit Sharing Plan in shares of Common Stock, corresponding in value to up to 35% of employee elective contributions. Also, plan participants may elect to invest up to 10% of their elective contributions in shares of Common Stock. For 2004, an aggregate of 14,060 shares of Common Stock were issued by the Company to be held by the trustee under the 401(k)/Profit Sharing Plan for plan participant accounts.

     The Board of Directors believes that increasing the number of authorized shares of capital stock will provide the Company with greater flexibility to pursue actions that enhance stockholder value. After adjusting for shares of capital stock reserved for issuance under the 1999 Stock Plan, its predecessor stock option plans and shares authorized for issuance under the 401(K)/Profit Sharing Plan, the Company currently has fewer than 600,000 additional shares of capital stock available for issuance. The Board of Directors considers this amount to be insufficient for the Company to meet various needs that may arise from time to time in the future. If approved by stockholders, the Amendment would provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, stock sales, grants, sales or awards under future management incentive and employee benefit plans and programs, stock splits or stock dividends and other general corporate purposes.

     As of the date of this Proxy Statement, the Board of Directors has not taken any action which would use the proposed additional authorized shares for any such purposes.

     Each additional share of our Common Stock authorized by the Amendment to the Company's Articles of Incorporation will have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of Common Stock have no preemptive rights. Authorized but unissued shares of our Common Stock may be issued at such times, for such purposes and for such considera7tion as the Board of Directors may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law or stock exchange policies.

     The approval of the Amendment will result in a greater number of shares of Common Stock available for issuance. Stockholders could therefore experience a reduction in their stockholders' percentage interest with respect to earnings per share, voting, liquidation value and/or book or market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

Required Vote for Approval of Amendment to Articles of Incorporation

     Under the rules of the Securities and Exchange Commission, boxes are provided on the form of proxy for stockholders to mark if they wish to vote in favor of, against or withhold authority to vote for the proposal to amend the Company's Articles of Incorporation.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval.

     The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment to the Company's Articles of Incorporation. Since the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment, as opposed to a specified percentage of the shares present at the Annual Meeting, the failure to vote in person or by proxy, or an abstention from voting, will have the same effect as a vote against the Amendment. If stockholders do not approve the Amendment, then the Charter will continue in effect without amendment.

     All shares represented by duly executed proxies will be voted For the proposed Amendment to the Company's Articles of Incorporation unless authority to vote For any such proposal has been withheld or a vote Against is specified on such proxy.

Recommendation of the Board of Directors Concerning the Amendment to the Articles of Incorporation

     The Board of Directors has unanimously approved the proposal to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock, and unanimously recommends that the Company's stockholders vote For the
                                                                         ---
approval of the Amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Report

     The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Audit Committee is independent as defined under the American Stock Exchange's listing standards. The Board of Directors has adopted a written charter with respect to the Audit Committee's responsibilities. The Audit Committee oversees the Company's internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company's financial reporting process.

     In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and discussed the audit with McGladrey & Pullen, LLP ("M&P"), the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of the independent auditors' judgment as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from M&P the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with M&P and management M&P's independence.

     Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm's responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit
Committee reviewed the Company's assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.

     The Audit Committee also considered whether the provision of non-audit services by M&P to the Company is compatible with M&P's independence. M&P advised the Audit Committee that M&P was and continues to be independent accountants with respect to the Company.

     Based upon the reviews and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     The Audit Committee has also recommended, subject to approval by the Board of Directors, the selection of M&P as the Company's independent auditors for 2005.

                                             Hoyt Ammidon, Jr.
                                             Edward L. McMillan
                                             Kenneth P. Mitchell

                                             being the members of the Audit
                                             Committee of the Board of Directors

Selection of Auditors for Year 2004 and 2005

     On September 30, 2004, the Audit Committee of the Board of Directors of the Company engaged McGladrey & Pullen LLP ("M&P") as the Company's new Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2004. The engagement was effective immediately.

     The Board of Directors has selected M&P to serve as the independent auditors of the Company for the year ending December 31, 2005. Representatives of such firm are expected to be present at the Annual Meeting. They will have an opportunity to make a statement to the stockholders if they desire to do so and are expected to be available to respond to stockholder questions raised orally at the Meeting.

Resignation of KPMG as Auditors of the Company

     KPMG  LLP  ("KPMG")  resigned  as  the  Company's  principal   accountants,
effective August 18, 2004. KPMG's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 18, 2004, the date of KPMG's resignation, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Independent Auditor Fees

     During 2004, the Company retained M&P to audit the consolidated financial statements for 2004. In addition, the Company also retained M&P to provide services relating to Management's Assessment of Internal Controls as required by
Section 404 of the Sarbanes-Oxley Act, as well as with the preparation of the Company's tax returns and other audit-related and tax-related services. KPMG LLP also provided audit and tax related services for 2004. The following table shows the fees paid or accrued by the Company to M&P for the audit and other professional services provided by M&P and KPMG LLP for 2004 and by KPMG LLP for 2003:

                               2004              2003
                               ----              ----
Audit fees (1)               $226,800 (4)      $133,920

Audit-related fees (2)         12,500 (5)        19,500

Tax fees (3)                   72,000 (6)        66,033
                             --------------------------
Total fees                   $311,300          $219,453
                             ==========================

(1) Fees relating to audit of the annual consolidated financial statements and quarterly reviews.

(2)  Fees relating to employee benefit plan audit.

(3)  Fees for tax compliance and advisory services.

(4)  Of these fees, $34,800 was paid to KPMG LLP and the remainder to M&P.

(5)  These fees were paid to M&P.

(6)  Of these fees, $46,000 was paid to KPMG LLP and the remainder to M&P.

Pre-Approval of Audit and Non-Audit Services

     All auditing and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.

OTHER MATTERS

Quorum Required

     Maryland law and the Company's By-laws require the presence of a quorum for the Meeting, defined as the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions and broker non-votes will be treated as "present" for purposes of determining whether a quorum has been reached.

     Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker or nominee does not have discretion to vote without such instructions. Brokers and nominees generally do not have such discretion when the matter is deemed by the American Stock Exchange to be "non-routine."

     However, the American Stock Exchange generally considers the election of directors and an amendment to a listed company's articles of incorporation to increase the number of authorized shares of Common Stock to be "routine" matters with respect to which brokers and nominees could vote shares held by them in street-name in their discretion absent any instructions received from the beneficial owners of such shares. No assurance can be made, however, that the American Stock Exchange would deem Proposal No. 2 to be "routine" and thereby permit brokers and nominees to vote in their discretion absent any instructions received from the beneficial owners of such shares.

Voting Securities

     Stockholders of record on April 8, 2005 (the "Record Date") will be eligible to vote at the Meeting. The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which 7,697,312 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2006 Annual Meeting

     From time to time, the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual meeting proxy materials. All such proposals must be submitted to the Secretary of the Company no later than December 31, 2005 in order to be considered for inclusion in the Company's year 2006 proxy materials.

Matters Not Determined at the Time of Solicitation

     The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


New Hampton, New York

----------


     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2004 is being mailed to stockholders. The Annual Report does not form part of these proxy materials for the solicitation of proxies.

                                                                       Exhibit A
Balchem Corporation

Amended and Restated Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence, qualifications and performance of the Company's independent auditors.

o    Provide  an  avenue  of  communication  among  the  independent   auditors,
     management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee may meet with the Company's investment bankers or financial analysts who follow the Company.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's business conduct guidelines.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the independence and experience requirements of the American Stock Exchange (the "Amex Requirements") and as provided in the applicable sections of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall be, at the time of their appointment, financially literate, in accordance with the Amex Requirements, and at least one member of the Audit Committee shall be financially sophisticated in accordance with the Amex Requirements.

     Audit Committee members shall be appointed by the Board on recommendation of the Director Planning Committee and the Chair of the Audit Committee shall be designated by majority vote of the Audit Committee membership.

     The Audit Committee shall meet, in person or telephonically, on at least a quarterly basis, or more frequently as circumstances dictate. The Audit Committee Chair shall review and approve an agenda in advance of each meeting. Audit Committee members will strive to be present at all meetings. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent accountants be present at Audit Committee meetings.

III. Audit Committee Responsibilities and Duties

Authority and Responsibilities:

o The Audit Committee shall have the sole authority to appointment or to replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall also be responsible for the resolution of disagreements, if any, between management and the independent auditor regarding financial reporting.

o The Audit Committee shall pre-approve all audit and permitted non-audit services, including engagement fees and terms of such services, to be performed for the Company by its independent auditor. The Audit Committee may delegate the authority to pre-approve services to a subcommittee consisting of one or more members of the Audit Committee. To the extent deemed necessary, the Audit Committee may establish policies and procedures for the pre-approval of all permitted non-audit services to be provided by the independent auditor.

o The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

o The Audit Committee shall have the authority to retain independent outside legal, accounting or other advisors, to the extent that it deems necessary to carry out its duties.

o The Company shall provide the Audit Committee appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company; and (ii) any advisors retained by the Audit Committee.

Review Procedures

1. The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall have this Charter published following any material amendments or at least every three years in accordance with Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and any internal auditing department together with management's responses.

4. Review and discuss reports prepared by the independent auditors on (i) critical accounting policies and practices used by the Company; (ii) alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of using such alternative treatments and disclosures and the treatment preferred by the independent auditor; and
     (iii) other material written communications between the independent auditor and management, such as management letters or schedules of unadjusted differences.

5. Review and discuss with management the accounting policies that may be viewed as critical and review and discuss any significant changes in the accounting policies of the Company.

6.   Review  with  management  and  the  independent   auditors  the  effect  of
     regulatory and accounting initiatives.

7. Review and discuss with management and the independent auditors any material financial or non-financial arrangements of the Company which do not appear on the Company's financial statements.

8. Review and discuss with management and the independent auditors any transactions or courses of dealing with parties related to the Company which are significant in size, involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or are relevant to an understanding of the Company's financial statements.

9. Review with management and the independent auditors the Company's quarterly financial statements and the results of the independent auditors' review of the quarterly financial statements prior to the filing or distribution.

Auditor Independence Review

1. The independent auditors are accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or any discharge of auditors when circumstances warrant.

2. Review the experience and qualifications of the key partners and managers of the independent auditors and the quality control procedures of the independent auditors.

3. Review the rotation of the audit partners having primary responsibility for the audit as required pursuant to the Exchange Act. Review and discuss the fees and other significant compensation to be paid to the independent auditors.

4. On an annual basis, the Audit Committee should request from the independent auditors a formal written statement delineating all relationships between the auditors and the Company consistent with Independent Standards Board Standard No.1. The Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Prior to the retention of the independent auditors for any non-audit service, the Audit Committee should review the scope and fee for such service to determine whether such service could impair the auditors' independence.

5. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

6. Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

7.   Consider  the  independent   auditors'  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.

8. Recommend to the Board of Directors guidelines for the Company's hiring of employees of the independent auditors who were engaged on the Company's account.

9. Discuss with the national office of the independent auditors issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

10. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

Legal Compliance

1. When appropriate, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

1. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

3. Periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                       Exhibit B

                               BALCHEM CORPORATION

                              PROPOSED AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION

     The Restated Articles of Incorporation of Balchem Corporation would be amended by deleting the existing first paragraph of Article FOURTH in its entirety and substituting in lieu thereof a new paragraph to read as follows:

     "FOURTH: The total number of shares of stock which the Corporation has authority to issue is twenty-seven million (27,000,000) shares consisting of twenty five million (25,000,000) shares of common stock, $.06 2/3 par value per share, and two million (2,000,000) shares of preferred stock, $25.00 par value per share. The aggregate par value of all authorized shares of all classes having a par value is fifty-one million six hundred sixty-six thousand six hundred sixty-seven dollars ($51,666,667)."

                                 REVOCABLE PROXY
                               BALCHEM CORPORATION

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING TO BE HELD JUNE 24, 2005

The undersigned hereby appoints Dino A. Rossi, Francis J. Fitzpatrick and David Ludwig, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 24, 2005, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


                         Please be sure to sign and date
                          this Proxy in the box below.


                        ---------------------------------
                                      Date


                        ---------------------------------
                             Stockholder sign above


                        ---------------------------------
                          Co-holder (if any) sign above

--------------------------------------------------------------------------------
Election of Directors:                  For All    Withhold All    For All
                                                                   Except*
Election of two (2)
Class 3 Directors                         [_]          [ ]           [ ]

Nominees for Election as Class
3 Directors: Hoyt Ammidon, Jr.,
and John Y. Televantos
--------------------------------------------------------------------------------
Proposal to approve an                    FOR        ABSTAIN       AGAINST
amendment to the Articles of
Incorporation increasing the              [ ]          [ ]           [ ]
number of authorized shares of
Common Stock from 10,000,000
 to 25,000,000.
--------------------------------------------------------------------------------

*INSTRUCTION: To withhold authority to vote for any one or more individual nominee(s) for election to the Board of Directors, mark "For All Except" and write the name of such nominee in the space provided below:

----------------------------------------------------------------

The proxies are directed to vote as specified and in their discretion on all other matters coming before the Annual Meeting. If no direction is made, the proxies will vote FOR the nominees for election as Directors named above and FOR the proposal to amend the Articles of Incorporation as described above.

The Board of Directors recommends a vote FOR each named nominee for election as a Director and FOR the proposal to amend the Articles of Incorporation as described above.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [_]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or a limited liability company, please sign in partnership or limited liability company name by authorized persons.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY